Exhibit 99.1

News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Jon Kimmins Tailored Brands, Inc. — EVP, CFO, Treasurer & Principal Financial Officer

For Immediate Release	Ken Dennard Dennard • Lascar Associates

TAILORED BRANDS, INC DECLARES QUARTERLY CASH DIVIDEND

FREMONT, CA — June 20, 2016 — Tailored Brands, Inc. (NYSE: TLRD) announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share on the Company’s common stock, payable on September 23, 2016 to shareholders of record at the close of business on September 13, 2016.

Tailored Brands, Inc. is the largest specialty retailer of men’s suits and the largest provider of rental product in the U.S. and Canada with over 1,800 stores including tuxedo shops within Macy’s.  The Company’s brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G Fashion Superstores.  Tailored Brands also operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com, www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

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